UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 13, 2013

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 13, 2013, Sabra Health Care REIT, Inc. (“Sabra”) filed with the Securities and Exchange Commission its Annual Report on Form 10‑K for the year ended December 31, 2012 (the “10‑K”), which included unaudited summary financial information for Genesis HealthCare LLC (“Genesis”) as of December 31, 2012 and 2011 (Successor) and for the years ended December 31, 2012 (Successor Period) and 2011 and 2010 (Predecessor Period). Genesis is the parent company of Sun Healthcare Group, Inc. and has provided a parent guaranty of the lease obligations of its subsidiaries that are tenants under Sabra's lease agreements. As of December 31, 2012, 85 of Sabra's 119 real estate properties held for investment and one asset held for sale were leased to subsidiaries of Genesis. During the years ended December 31, 2012 and 2011, 71% and 84%, respectively, of Sabra's total revenues were derived from these leases.

This Form 8-K provides the audited financial statements of Genesis as of December 31, 2012 and 2011 (Successor) and for the years ended December 31, 2012 (Successor Period) and 2011 and 2010 (Predecessor Period) (collectively, the “Genesis Audited Financials”) in accordance with the undertaking included in the 10-K. The Genesis Audited Financials have been provided by Genesis and have not been independently verified by Sabra. Sabra has no reason to believe that such information is inaccurate in any material respect.

The Genesis Audited Financials are filed as Exhibit 99.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

23.1	Consent of KPMG LLP.

99.1	Audited Financial Statements of Genesis HealthCare LLC as of December 31, 2012 and 2011 (Successor) and for the years ended December 31, 2012 (Successor Period) and 2011 and 2010 (Predecessor Period).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ RICHARD K. MATROS
Name:	Richard K. Matros
Title:	Chairman, President and Chief Executive Officer
Dated: March 13, 2013

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of KPMG LLP.

99.1	Audited Financial Statements of Genesis HealthCare LLC as of December 31, 2012 and 2011 (Successor) and for the years ended December 31, 2012 (Successor Period) and 2011 and 2010 (Predecessor Period).